AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

                                    OF

                   SEABULK TRANSMARINE PARTNERSHIP, LTD.

         THIS AMENDMENT to Limited Partnership Agreement made this 24th day of December, 1986 among SEABULK TANKERS, LTD. (hereinafter referred to as"General Partner") and Hans J. Hvide, J. Erik Hvide, Gerald Farmer, Brian S. Sowrey, and Eugene F. Sweeney (herein referred to as "Limited Partners"). (The General Partner and the Limited Partners are sometimes collectively referred to herein as the "Partners").

                           W I T N E S S E T H :

         WHEREAS, the Partners entered into a Limited Partnership Agreement dated the 30th day of August, 1985 (the "Agreement"); and

         WHEREAS, the partners desire to amend Sections 2.04, 401 and 403 of the Agreement so as to reflect certain assigments by the Limtid Partners to the General Partner of their Limited Partnership interests in the Parntership, the conversion of such Limited Parntership interests to general interests of the General Parnter, and to reflect the withdrawal of certain of the Limited Partners.

         NOW, THEREFORE, in consideration of the premises and the sum of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowleged the Partners agree as follows:

         1. Section 2.04 of the Agreement is deleted in its entirety and the following substituted in its stead:

         "2.04 Names and Addresses or Places of Residence of Partners The names and places of residence of the General Parnter and the Limited Partners are as follows:

         General Partner:                         Address:

         Seabulk Tankers, Ltd.                    1900 S.E. 17th Street
                                                  Fort Lauderdale, FL  33316


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         Limited Partners:                         Address:

         Hans J. Hvide                             1900 S.E. 17th Street
                                                   Fort Lauderdale, FL  33316

         J. Erik Hvide                             1900 S.E. 17th Street
                                                   Fort Lauderdale, FL  33316

         2. Section 4.01 of the Agreement is deleted in its entirety and the following substituted in its stead:

                  "4.01 Initial Capital Contributions. As its initial capital contribution, the General Parnter shall contribute to the Partnership the Sulzer main engines, together with ancillary machinery and equipment contained in the damaged tank vessel named "Fuji", (as may be renamed), the value of which the parties hereto acknowleged to be $630,000.00, together with the sum of $20,000.00. In addition, the General Parnter has contributed certain funds to the capital of the Partnership and together the aforesaid contributions shall represent a 99.0% equity interest in the Partnership. As their initial capital contribution to the Partnership, Hans J. Hvide and J. Erik Hvide shall each contribute $7,288.92, which amount represents a 0.5% interest for each in the Parntership."

         3. Section 4.03 of the Agreement is hereby deleted in its entirety and the following substituted in its stead:

         "4.03 Percentage Ownership of the Partnership Assets. The percentage interest of the General Partner and the Limited Partners in the Partnership assets are as follows:

                                                              Percentage
                  General Partner:
                  Seabulk Tankers, Ltd.                       99.0%

                  Limited Partners:
                  ----------------
                  Hans J. Hvide                               0.5%
                  J. Erik Hvide                               0.5%


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         4.  Except  for  the  foregoing  amendments,   the  Limitd  Partnership
Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Agreement or a counterpart hereof on the 24th day of December, 1986.

                                          GENERAL PARTNER:

                                          SEABULK TANKERS, LTD.
                                          By:  Hvide Marine Transport,
                                               Incorporated
                                                   its sole general partner



                                          By:  /s/ Gerald Farmer
                                                   Vice President


                                          LIMITED PARTNERS:

                                          /s/ GENE DOUGLAS Atty-in-fact
                                          HANS J. HVIDE


                                          /s/ J. ERIK HVIDE
                                          J. ERIK HVIDE


                                          /s/ GERALD FARMER
                                          GERALD FARMER


                                          /s/ BRIAN S. SOWREY
                                          BRIAN S. SOWREY


                                          /s/ EUGENE F. SWEENEY
                                          EUGENE F. SWEENEY